EXHIBIT 10.3
IRON MOUNTAIN INCORPORATED
EXECUTIVE DEFERRED COMPENSATION PLAN
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FIFTH AMENDMENT TO 2008 RESTATEMENT
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Iron Mountain Incorporated (the “Company”) hereby further amends the Iron Mountain Incorporated Executive Deferred Compensation Plan, as most recently amended and restated as of January 1, 2008 and as previously amended (the “Plan”), effective immediately.
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1.Section 4.1 of the Plan, as previously amended, shall be further amended by replacing it in its entirety as follows:
4.1    Eligibility to Participate. Each management and highly compensated employee of the Company or a Subsidiary shall be eligible to participate in the Plan as of the beginning of the first pay period commencing on or after the January 1 or July 1 coincident with or next following the date, if any, that the Retirement Plan Committee determines that such individual shall be offered participation in the Plan and the employee (a) holds the position of Vice President or higher with the Company or a Subsidiary and (b) has, as of the beginning of the year to which the deferral relates (or the date of hire in the case of a new employee), a base salary at least equal to the amount in effect under Section 416(i)(1)(A)(i) of the Code for the year ($165,000 with respect to deferrals for 2013, for example).
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2.Except as hereinabove specifically amended, all provisions of the Plan, as previously amended, shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.
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IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to 2008 Restatement to be executed in its name and on its behalf this 10th day of September, 2013.
IRON MOUNTAIN INCORPORATED
By:    /s/ Annie Drapeau
Annie Drapeau
Executive Vice President, Strategy and Talent

{B1618137; 2}